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                                                                     EXHIBIT 3.7

                            Certificate Number 50550

                               STATE OF ILLINOIS
                        OFFICE OF THE SECRETARY OF STATE

[LOGO]
              TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

WHEREAS, Articles of Incorporation duly signed and verified of AIRTEX PRODUCTS, INC. have been filed in the Office of the Secretary of State on the 20th day of June A.D. 1960, as provided by "THE BUSINESS CORPORATION ACT" of Illinois, in force July 13, A.D. 1933.

Now Therefore, I, CHARLES F. CARPENTIER, Secretary of State of the State of Illinois, by virtue of the powers Vested in me by law do hereby issue this certificate of incorporation and attach thereto a copy of the Articles of Incorporation of the aforesaid corporation.

         IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the
                           Great seal of the State of Illinois, Done at the City of Springfield this 20th day of June A.D. 1960 and of the Independence of the United States the one hundred and 84th.

(SEAL)

                                                      /S/ CHARLES F. CARPENTIER
                                                      --------------------------
                                                          SECRETARY OF STATE.

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                                     FORM B

     BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY THE
                        INSTRUCTIONS ON THE BACK THEREOF.

                   (THESE ARTICLES MUST BE FILED IN DUPLICATE)

STATE OF ILLINOIS,
Cook COUNTY       }ss.

To CHARLES F.CARPENTIER, Secretary of State:

                                                (Do not write in this space)
                                                Date Paid 6-20-60
                                                Initial License Fee $ .50
                                                Franchise Tax       $ 10.84
                                                Filing Fee          $ 20
                                                Clerk

We, the undersigned,

----------------------------------------------------------------------
    Name       Number         Street          Address City     State
----------------------------------------------------------------------
V. Marberry     One     N. LaSalle Street,     Chicago 2,     Illinois
----------------------------------------------------------------------
N. Crow         One     N. LaSalle Street,     Chicago 2,     Illinois
----------------------------------------------------------------------
M. A. Palmer    One     N. LaSalle Street,     Chicago 2,     Illinois
----------------------------------------------------------------------

being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation is: Airtex Products, Inc.

                                   ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 208 S. LaSalle Street, in the City of Chicago (4) (Zone) County of Cook and the name of its initial Registered Agent at said address is: C T CORPORATION SYSTEM

                                  ARTICLE THREE

The duration of the corporation is: Perpetual

PAID
JUN 20 1960

                                                       /S/ CHARLES F. CARPENTIER
                                                       -------------------------
                                                           SECRETARY OF STATE.

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                                  ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

         To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise and real and personal property of every class and description.

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                                  ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 1,000 divided into one classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

         Series         Number of      Par value per share or statement that shares
 Class  (If any)          Shares                  are without par value
COMMON                    1,000                         $  100.00

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

         NOT APPLICABLE

                                   ARTICLE SIX

         The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

                                         Total consideration to be
Class of shares    Number of shares          received therefor:
    COMMON                10                     $ 1,000.00
                                                 $
                                                 $
                                                 $
                                                 $

                                  ARTICLE SEVEN

         The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                  ARTICLE EIGHT

         The number of directors to be elected at the first meeting of the shareholders is: THREE

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                                  ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $1,000.00

PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $1,000.00

PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $5,000.00

PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $5,000.00

/s/ V. Marberry  }
----------------
/s/ N.Crow       } Incorporators
----------------
/s/ M. A. Palmer }
----------------

                             OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS

Cook County} ss.

         I, Marilyn Ellman, a Notary Public, do hereby certify that on the 1st day of June, 1960, V. Marberry, N. Crow and M. A. Palmer (Names of Incorporators) personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                                              /s/ Marilyn Ellman
                                                              ------------------
                                                                  Notary Public

(Notarial Seal)

                                     FORM B

                           ARTICLES OF INCORPORATION

                             AIRTEX PRODUCTS, INC.

The following fees are required to be paid at the time of issuing certificate of incorporation: Filing fee, $20.00; Initial license fee of 50c per $1,000.00 or 1/20 of 1% of the amount of stated capital and paid-in surplus the corporation proposes to issue without further report (Article Six); Franchise tax of 1/20 of 1% of the issued, as above noted. However, the minimum annual franchise tax is $10.00 and varies monthly on $20,000 or less, as follows: January, $15; February, $14.17; March, $13.34; April, $12.50; May, $11.67; June, $10.84; July,
$10.00; Aug., $9.17; Sept., $8.34; Oct., $7.50; Nov., $6.67; Dec., $5.84; (See
Sec. 133, BCA).

In excess of $20.000 the franchise tax per $1,000.00 is as follows: Jan., $0.75; Feb., .7084; March, .6667; April, .625; May, .5834; June, .5417; July, .50;
Aug., .4584; Sept., .4167; Oct., .375; Nov., .3334; Dec., .2917.

All shares issued in excess of the amount mentioned in Article Six of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine not to exceed $500.00.

The same fees are required for a subsequent issue of shares except the filing fee is $1.00 instead of $20.00.

                                                                     FILED
                                                                     JUN 20 1960

                                                       /s/ Charles F. Carpentier
                                                       -------------------------
                                                           Secretary of State.

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Box 3999 No. 345280

ARTICLES OF INCORPORATION

           of

AIRTEX PRODUCTS, INC.

Chicago

Number of Authorized Shares 1,000 pv

Duration perpatual years

FILED
JUN 20 1960

/s/ Charles F. Carpentier
  Secretary of State.